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                                                                     EXHIBIT 5.1


November __, 1996

Outsourcing Solutions Inc.,
and the Guarantors

c/o Outsourcing Solutions Inc.
300 Galleria Parkway
Suite 690
Atlanta, Georgia 30339

Gentlemen:

     We have acted as special counsel to each of Outsourcing Solutions Inc. (the "Company"), and the Guarantors, in connection with the Registration Statement on Form S-4 (the "Registration Statement"), to be filed with the Securities Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of $100 million aggregate principal amount of 11% Series B Senior Subordinated Notes due 2006 of the Company (the "New Notes"), and the guarantees of the New Notes by the Guarantors (the "New Guarantees"), to be offered and issued by the Company, and the Guarantors under an Indenture dated as of November 6, 1996 by and among the Company, the Guarantors and Wilmington Trust Company, as Trustee.

     Upon the basis of the foregoing, we are of the opinion that, upon issuance thereof in the manner described in the Registration Statement, (a) the New Notes will be valid and binding obligations of the Company, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) and (b) the New Guarantees will be valid and binding obligations of the Guarantors, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable

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WHITE & CASE
Outsourcing Solutions Inc.
Page 2


principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus which is part of the Registration Statement.



                                       Very truly yours,


                                       /s/ WHITE & CASE
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                                           White & Case